UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

AMERICAN INTERNATIONAL INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

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601 Cien Street, Suite 235
Kemah, Texas 77565-3077
(281) 334-9479

July 28, 2006

Dear Shareholder:

The accompanying proxy is being solicited by the Board of Directors of American International Industries, Inc. (the "Company") to be voted at the Company's annual meeting of shareholders to be held at the Company's corporate offices located at 601 Cien Street, Suite 235, Kemah, TX 77565 on September 27, 2006 at 10:00 a.m., local time (the "Meeting"), and any adjournments thereof. You are cordially invited to attend our Meeting and we hope you will be present to hear management's report to our shareholders.

The costs of preparing and mailing the enclosed proxy materials will be borne by the Company. The Company may use the services of its officers and employees (who will receive no compensation) to solicit proxies. The Company intends to request banks and brokerage firms holding shares of the Company's common stock to forward copies of the proxy materials to the beneficial owners for whom they hold the shares and to request authority for the execution of proxies. The Company will reimburse banks and brokers for their out-of-pocket expenses. The Company may also elect to retain the services of a solicitation firm to aid in the solicitation of proxies, in which event the Company will pay the fees and expenses of such firm.

A list of shareholders entitled to vote at the Meeting will be available for examination by shareholders for a proper purpose during normal business hours at the Company's offices in Kemah, TX for a period of at least ten days prior to the Meeting.

The attached notice of meeting and proxy statement describe the matters to be acted upon. If you plan to attend the meeting in person, please mark the designated box on the proxy card.  If you are a shareholder of record, you should bring the enclosed bottom half of the proxy card as your admission card and present the card upon entering the Meeting. If you are planning to attend the Meeting and your shares are held in street name (by a bank or brokerage firm, for example), you should ask the record owner for a legal proxy or bring your most recent bank or brokerage account statement to the Meeting so that we can verify your ownership of shares of American International Industries, Inc. common stock and the number of shares you are entitled to vote at the Meeting.

Whether or not you plan to attend personally, and regardless of the number of shares you own, it is important that your shares be represented at the Meeting. Accordingly, we urge you to complete the enclosed proxy and return it to our vote tabulators promptly in the postage prepaid envelope provided. If you do attend the Meeting and wish to vote in person, you may withdraw your proxy at that time. You may also elect to vote your shares by telephone or electronically via the Internet.

AMERICAN INTERNATIONAL INDUSTRIES, INC. /s/ Daniel Dror Chief Executive Officer, President and Chairman

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

July 28, 2006

TO OUR SHAREHOLDERS:

The annual meeting of shareholders of American International Industries, Inc., a Nevada corporation, will be held at the Company's corporate offices at 601 Cien Street, Suite 235, Kemah, TX 77565, on September 27, 2006, at 10:00 a.m., local time (the "Meeting"), for the following purposes:

    1. To elect four directors to serve on our board until the next annual meeting of shareholders or until their successors are elected and qualified; and

    2. To ratify our selection of John A. Braden & Company, P.C. as independent auditors for 2006;

    3. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

The Board of Directors has fixed August 2, 2006, as the record date for determining the shareholders entitled to notice of and to vote at the Meeting and, consequently, only shareholders whose names appear on our books as owning our common stock at the close of business on August 2, 2006, will be entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. ALL shareholders ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. It is important that your common shares be represented and voted at the Meeting. Whether or not you expect to attend the Meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the Meeting. A postage prepaid envelope is enclosed for that purpose. Your proxy may be revoked at any time prior to the Meeting. If you decide to attend the Meeting and wish to change your proxy vote, you may do so by voting in person at the Meeting. shareholders attending the meeting whose shares are held in the name of a broker or other nominee should bring with them a legal proxy or most recent account statement from that firm confirming their ownership of shares.

Alternatively, in lieu of returning signed proxy cards, the Company’s shareholders of record can vote their shares by telephone or via the Internet. If you are a registered shareholder (that is, if you hold your stock in certificate form), you may vote by telephone or electronically through the Internet by following the instructions included with your proxy card. If your shares are held in “street name” such as in a stock brokerage account or by a bank or other nominee, please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically through the Internet. The deadline for voting by telephone or electronically through the Internet is 11:59 p.m., New York time, on the business day prior to the date of the Meeting.

By Order of the Board of Directors /s/ Daniel Dror Chief Executive Officer, President and Chairman
Kemah, TX July 28, 2006

AMERICAN INTERNATIONAL INDUSTRIES, INC.
601 Cien Street, Suite 235
Kemah, Texas 77565-3077

ANNUAL MEETING OF SHAREHOLDERS - TO BE HELD ON SEPTEMBER 27, 2006

PROXY STATEMENT

ABOUT THE ANNUAL MEETING

WHO IS SOLICITING MY VOTE?

The Board of Directors of American International Industries, Inc. is soliciting your vote at the 2006 Meeting of our shareholders.

WHAT WILL I BE VOTING ON?

1. Election of four persons to our Board of Directors	(See page 16)
2. Approval of John A. Braden & Company, P.C. as our independent auditors for 2006	(See page 17)
3. Such other business as may properly come before the meeting or any adjournment or postponement thereof.	(See page 18)

HOW MANY VOTES DO I HAVE?

You will have one vote for every share of American International Industries, Inc. common stock owned by you on August 2, 2006 (the Record Date).

HOW MANY VOTES CAN BE CAST BY ALL COMMON SHAREHOLDERS?

Only holders of record of the approximately 4,417,010 shares of our common stock outstanding at the close of business on the Record Date, August 2, 2006, will be entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof. On each matter to be considered at the Meeting, each shareholder will be entitled to cast one vote for each share of our common stock held of record by such stockholder on August 2, 2006.

Pursuant to Nevada law, directors are elected by a plurality vote. The other matters submitted for shareholder approval at the Meeting will be decided by the affirmative vote of a majority of shares present in person or represented by proxy at the Meeting and entitled to vote on such matters. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. The election of directors is a matter on which a broker or other nominee is empowered to vote. Accordingly, broker non-votes and abstentions will not affect this proposal. Shareholders are not permitted to cumulate their shares for the purpose of electing directors or otherwise.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

In order to constitute a quorum for the conduct of business at the Meeting, a majority of the outstanding shares of the common stock of American International Industries, Inc. entitled to vote at the Meeting must be present or represented by proxy at the Meeting. Shares that abstain from voting on any proposal, or that are represented by "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal) will be treated as shares that are present and entitled to vote at the Meeting for purposes of determining whether a quorum exists. Holders may vote in person or via paper ballot as explained on the enclosed proxy card. We urge you to vote by proxy even if you plan to attend the Meeting, so that we will know as soon as possible that enough votes will be present for us to hold the Meeting.

HOW DO I VOTE?

You can vote either in person at the Meeting or by proxy without attending the Meeting. You can also vote by telephone or electronically via the Internet as discussed below and on the proxy card.

To vote by proxy, you must fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope.

If you want to vote in person at the Meeting, and you hold your American International Industries, Inc. shares of common stock through a bank or a securities brokerage firm (that is, in street name), you must obtain a proxy from your bank or broker and bring that proxy to the Meeting. If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible shareholders who receive a paper copy of the Annual Report and proxy statement the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in ADP's program, your voting form will provide instructions. If your voting form does not reference Internet or telephone information, please complete and return the paper proxy in the self-addressed, postage-paid envelope provided.

Alternatively, in lieu of returning signed proxy cards, the Company’s shareholders of record can vote their shares by telephone or via the Internet. If you are a registered shareholder (that is, if you hold your stock in certificate form), you may vote by telephone or electronically through the Internet by following the instructions included with your proxy card. If your shares are held in “street name” such as in a stock brokerage account or by a bank or other nominee, please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically through the Internet. The deadline for voting by telephone or electronically through the Internet is 11:59 p.m., New York time, on the business day prior to the date of the Meeting.

CAN I CHANGE MY VOTE?

Yes. Just send in a new proxy card with a later date, or send a written notice of revocation to American International Industries' Secretary, attention Rebekah Laird-Ruthstrom, at the address on the cover of this proxy statement. If you attend the Meeting and want to vote in person, you can request that your previously submitted proxy not be used.

WHAT IF I DO NOT VOTE FOR SOME OF THE MATTERS LISTED ON MY PROXY CARD?

If you return a signed proxy card without indicating your vote, your shares will be voted "FOR" the nominees listed on the card and "FOR" John A. Braden & Company, P.C.. as independent auditors for 2006.

WHAT IF I VOTE "ABSTAIN"?

Except with respect to votes for directors, a vote to "abstain" on any matter will have the effect of a vote against.

CAN MY SHARES BE VOTED IF I DO NOT RETURN MY PROXY CARD AND DO NOT ATTEND THE ANNUAL MEETING?

If you do not vote your shares held in street name, your bank or broker can vote your shares on any of the matters scheduled to come before the Meeting.

If you do not vote your shares held in street name, and your bank or broker does not vote them, the votes will be broker non-votes, which will have no effect on the vote for any matter scheduled to be considered at the Meeting other than the proposed increase in authorized common stock where broker non-votes will have the effect of a vote against the proposal. If you do not vote your shares held in your name, your shares will not be voted.

COULD OTHER MATTERS BE DECIDED AT THE ANNUAL MEETING?

We do not know of any other matters that will be considered at the Meeting. If a shareholder proposal that was excluded from this proxy statement is brought before the Meeting, we will vote the proxies against the proposal. If any other matters arise at the Meeting, the proxies will be voted at the discretion of the proxy holders.

WHAT HAPPENS IF THE MEETING IS POSTPONED OR ADJOURNED?

Your proxy will still be valid and may be voted at the postponed or adjourned Meeting. You will still be able to change or revoke your proxy until it is voted.

ANNUAL REPORT

The Annual Report to shareholders for the fiscal year ended December 31, 2005, accompanies the proxy material being mailed to all shareholders. The financial information reflected therein for the year ended December 31, 2005, and the related notes thereto, as well as Management's Discussion and Analysis and Results of Operations, are incorporated in their entirety into this proxy statement by this reference. We will provide, without charge, a copy of our most recent Annual Report on Form 10-KSB upon the receipt of a written request by any shareholder.

SOLICITATION OF PROXIES

The accompanying proxy is solicited on behalf of the Board of Directors of American International Industries, Inc. (the "Company" or "We" or "Us" or "Our" as the context requires), for use at the Meeting of shareholders to be held at the Company's corporate offices at 601 Cien Street, Suite 235, Kemah, TX 77565 on  September 27, 2006 at 10:00 a.m., local time, and at any adjournment or postponement thereof.

This proxy statement is being mailed to our shareholders on or about August 16, 2006. The total cost of this solicitation will be borne by us. In addition to solicitation by mail, our officers and employees may solicit proxies by telephone, by facsimile or in person. We will also reimburse brokers, nominees, fiduciaries and other custodians for reasonable out-of-pocket expenses incurred by them in sending proxy soliciting material to the beneficial owners of our common stock.

SHAREHOLDER PROPOSALS

Management plans to hold its annual shareholders meeting for the year ended December 31, 2006 during July 2007. All shareholder proposals to be presented at the next annual meeting must be received by us by December 31, 2006 in order to be included in our next proxy statement. If the date of the next annual meeting is subsequently advanced by more than 30 calendar days or delayed by more than 90 calendar days from the date of the next annual meeting to which the proxy statement relates, we shall, in timely manner inform shareholders of such change, and the date by which proposals of shareholders must be received by any means reasonably calculated to inform them prior to the dissemination of proxy materials for that annual meeting.

Confidentiality

It is our policy that all proxies, ballots and voting materials that identify the particular vote of a shareholder be kept confidential and not disclosed, except in the following circumstances:

  to allow the independent election inspectors to certify the results of the vote;
  as necessary to meet applicable legal requirements, including the pursuit or defense of a judicial action;
  where we conclude in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots, or votes, or as to the accuracy of the tabulation of such proxies, ballots, or votes;
  where a shareholder expressly requests disclosure or has made a written comment on a proxy card;
  where contacting shareholders by us is necessary to obtain a quorum, the names of shareholders who have or have not voted (but not how they voted) may be disclosed to us by the independent election inspectors;

INFORMATION REGARDING DIRECTORS AND OFFICERS

The following describes the age, positions, principal occupation and business experience during the past four years, and other directorships of our directors and officers. All nominees have consented to being named herein and have indicated their intention to serve as directors of the Company, if elected, until the annual meeting of shareholders to be held in 2007 and until his successor is duly elected and qualified.

Directors

Daniel Dror	66	Chief Executive Officer, President and Chairman
Daniel Dror has served as Chairman of the Board and Chief Executive Officer of the Company since September 1997. From 1994 to 1997, Mr. Dror served as Chairman of the Board and Chief Executive Officer of Microtel International, Inc., a public company in the telecommunication business. From 1982 until 1993, Mr. Dror served as Chairman of the Board and Chief Executive Officer of Kleer-Vu Industries, Inc., a public company.

Charles R. Zeller	65	Director
Charles R. Zeller was President of T.R.E. Enterprises, Inc., formerly a wholly-owned subsidiary of the Company. The Company sold its interest in T.R.E. in 2004 and since that date Mr. Zeller has been a non-employee director of the Company. Mr. Zeller has over 35 years of experience as a real estate investor and developer, including shopping centers, office buildings, and apartment complexes and the financing of such projects. Mr. Zeller is chairperson of the Company's audit committee.

Robert W. Derrick, Jr.	45	Director and President of Delta Seaboard Well Services, Inc.
Robert W. Derrick, Jr. was appointed to the board of directors on February 19, 2004. Mr. Derrick has served as Delta's President since September 2002 and was Delta's Vice President from December 1989 until September 2002. Delta has been in the oil and gas business for more than 35 years, engaged in the sale of oil field pipe, tubular, well-completion work and provides work-over services for existing oil and gas wells. Delta is also expanding into exploration.

Thomas J. Craft, Jr.	41	Director
Thomas J. Craft, Jr., a Florida attorney, specializes in federal securities laws and mergers and acquisitions. He practices securities law in Florida . Mr. Craft has vast experience in federal securities matters as well as the public markets generally. Mr. Craft has served on the board of directors of several public companies prior to joining the Company's board of directors on November 22, 2002. Mr. Craft has served as a member of our audit committee since 2002.

Officers

Gary D. Woerz	60	Chief Financial Officer
Gary D. Woerz, Chief Financial Officer of the Company since October 23, 2003, served as its Assistant Chief Financial Officer from April 2003 until October 23, 2003. From 2000 to 2002, Mr. Woerz served as chief financial officer of Phymetrics, Inc., which was a subsidiary of High Voltage Engineering. Phymetrics was a multi-divisional manufacturing and laboratory service company. From 1998 to 2000, Mr. Woerz served as chief financial officer of Virtual Founders LLC, San Jose, CA, whose business involved investment banking and management consulting services to development stage high technology companies.

Marc H. Fields	48	President of Northeastern Plastics, Inc.
Marc H. Fields, since 1994, has been President of Northeastern Plastics, Inc., a wholly-owned subsidiary of the Company. Prior to his position with NPI, Mr. Fields was general manager of special projects group at General Cable Corporation.

Ron Burliegh	53	Vice President of Delta Seaboard Well Services, Inc.
Ron Burleigh has been a Vice President of Delta since 1999. Mr. Burleigh served as President of Aztec Pipe Sales, Inc. from 1985 to 1999. Delta has been in the oil and gas business for more than 35 years, engaged in the sale of oil field pipe, tubular, well-completion work and provides work-over services for existing oil and gas wells. Delta is also expanding into exploration

Carl Hammonds	62	President of Hammonds Technical Services, Inc.
Carl Hammonds founded Hammonds Technical Services, Inc. in 1982 and he has served as its President and Chief Operating Officer since that date. Since April 2005, Hammonds has been a majority-owned subsidiary of International American Technologies, Inc., which is an 81% owned subsidiary of the Company.

CORPORATE GOVERNANCE

Guidelines on Significant Corporate Governance Issues

In February 2006, the Board approved updated "Board Guidelines on Significant Corporate Governance Issues." The Guidelines are listed below. These guidelines are being published in this Proxy Statement to inform shareholders of the Board's current thinking with respect to selected corporate governance issues considered to be of significance to shareholders. The guidelines are only guidelines, not rigid rules. Nor is it intended that publication of these guidelines be interpreted as a representation that they will be strictly followed in each instance. The Board will continue to assess the appropriateness and efficacy of the guidelines and it is likely that changes or exceptions to the guidelines will be considered from time to time.

            1.             Selection of Chairman of the Board and Chief Executive Officer. The Board should be free to make this choice any way that seems best for the Company at a given point in time. In the future, the Board may determine to separate the functions of Chairman and Chief Executive Officer, by the amendment of the Company's By-laws. However, at this time, the Board believes that there is no reason to take action separating the Chairman of the Board capacity from the Chief Executive Officer capacity.

            2.              Executive Sessions of Outside Directors. The outside directors of the Board will meet in executive session at a regularly scheduled meeting at least once each year (other than the executive session to review Chief Executive Officer performance). The format of these meetings will include a discussion with the Chief Executive Officer on each occasion. These meetings should be scheduled in conjunction with a regular Board meeting. It is the policy of the Board that a director be selected by the outside directors to chair these executive sessions or assume other responsibilities which the outside directors as a whole might designate from time to time. Periodic executive sessions may be held telephonically from time to time during the year.

            3.              Number of Committees. The current committee structure of the Company seems appropriate. There will, from time to time, be occasions in which the Board may want to form a new committee or disband a current committee depending upon the circumstances. The current committees is the Audit Committee, which  will consist  of a majority of outside directors.

            4.              Assignment and Rotation of Committee Members. The Board is responsible, after consultation with the Chief Executive Officer and after consideration of the desires of individual Board members, for the assignment of Board members to various committees that may be formed from time to time.

            5.              Frequency and Length of Committee Meetings. The Committee chairperson, in consultation with Committee members, will determine the frequency and length of the meetings of the Committee. Meetings will normally be held around Board meetings.

            6.              Committee Agenda. The Chairperson of a Committee, in consultation with the appropriate members of management and staff, will develop a Committee's agenda.

            7.              Selection of Agenda Items for Board Meetings. The Chairman of the Board (and the Chief Executive Officer if the Chairman is not the Chief Executive Officer) will establish the agenda for each Board meeting. At the beginning of the year the Chairman will establish a schedule of agenda subjects to be discussed during the next year. Each Board member is free to suggest the inclusion of item(s) on the agenda. The Chief Executive Officer will be proactive in encouraging Board members to submit agenda items.

             8.              Board Materials Distributed in Advance. It is the sense of the Board that information and data that is important to the Board's understanding of the business to be conducted at that meeting be distributed in writing to the Board before the Board meets. Management will make every attempt to see that this material is as brief as possible while still providing the desired information.

            9.              Presentations. As a general rule, presentations on specific subjects should be sent to the Board members in advance so that Board meeting time may be conserved and discussion time focused on questions that the Board has about the subject. When there is no prior distribution of a presentation on a sensitive subject, it is the sense of the Board that each member be advised by telephone in advance of the meeting of the subject and the principal issues the Board will need to consider.

            10.             Regular Attendance of Non-Directors at Board Meetings. The Board supports the regular attendance at each Board Meeting of non-Board members including employees and others who provide significant service to the Company but are not necessarily part of management. Should the Chief Executive Officer want to add additional people as attendees on a regular basis, it is expected that this suggestion would be made to the Board for its concurrence.

            11.             Board Access to Management. Board members have complete access to management. It is assumed that Board members will use judgment to be sure that this contact is not distracting to the business operations of the Company and that such contact, if in writing, be copied to the Chairman and the Chief Executive Officer. Furthermore, the Board encourages the management to, from time to time, bring other managers and key persons into Board meetings who can provide additional insight into the items being discussed because of personal involvement in these areas.

            12.             Board Compensation Review. It is appropriate for the chief financial officer of the Company once every other year to report to the the Board the status of compensation in relation to other U.S. public companies. Changes in Board and management compensation, if any, should come at the suggestion of any Compensation Committee that may be organized in the future, but with full discussion and approval by the Board.

            13.             Size of the Board. The Board presently has 4 members. It is the sense of the Board that a size of from 4 up to 5 is appropriate at this time. However, the Board would be willing to go to a somewhat larger size in order to accommodate the availability of an outstanding candidate(s) and depending upon any acquisitions.

            14.             Mix of Inside and Outside Directors. The Board believes that as a matter of policy at least half and a majority of non-employee directors should comprise the Board. At present, one-half of the board members are non-employees and the Board continues to consider qualified non-employee candidates to add to the Board.

            15.             Board Membership Criteria. The Board or a Nominating Committee that may be organized in the future shall be responsible for reviewing on an annual basis the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board. This assessment should include issues of diversity, age, skills such as understanding of management, organization, the Company's segments of operation, Corporate Governance requirements and background, among others - all in the context of an assessment of the perceived needs of the Board at that point in time.

            16.             Selection of New Director Candidates. In the event of the organization of a Nominating Committee, it shall be responsible, together with the Board, on an annual basis, for ensuring an appropriate structure for management succession and development, and an effective process for director selection and tenure. The Board upon such organization shall share the screening process with the Nominating Committee with the direct input from the Chairman of the Board and Chief Executive Officer and the other members of the Board. There should be a full discussion at a Board meeting before the decision to invite qualified persons to join the Board is made.

            17.             Extending the Invitation to a New Potential Director to Join the Board. The invitation to join the Board should generally be extended by the Chairman of any Nominating Committee or the Chairman of the Board on behalf of the Board after full Board approval. The new director will receive an orientation about the Company and its Corporate Governance philosophy.

            18.             Term Limits. The Board does not believe it should establish term limits. While term limits could help ensure that there are fresh ideas and viewpoints available to the Board, they hold the disadvantage of losing the contribution of directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole. As an alternative to term limits, any Nominating Committee, in consultation with the Chief Executive Officer and Chairman of the Board, will review each director's continuation on the Board every year. This will also allow each director the opportunity to conveniently confirm his/her desire to continue as a member of the Board.

            19.             Formal Evaluation of the Chief Executive Officer. The Board or any Nominating Committee should make this evaluation annually, and it should be communicated to the Chief Executive Officer. The evaluation should be based on objective criteria including performance of the business, accomplishment of long-term strategic objectives, development of management, etc. The evaluation will be used by any Compensation Committee or by the Board in the course of its deliberations when considering the compensation of the Chief Executive Officer.

            20.             Succession Planning. There should be an annual report by the Chief Executive Officer to the Board on succession planning. There should also be available, on a continuing basis, the Chief Executive Officer's recommendation as to a successor should he/she be unexpectedly disabled.

            21.             Management Development. There will be an annual report to the Board by the Chief Executive Officer on the Company's program for management development. This report should be given to the Board at the same time as the succession planning report noted above or at such other Board meeting that may be held pursuant to the Company's By-laws.

Meetings and Committees

During 2005, our Board of Directors held twenty-one meetings, including actions by consent in accordance with our by-laws. Its standing Audit Committees also met three times prior to filing the Company's 2005 Annual Report on Form 10-KSB. The Audit Committee will meet from time to time to address issues within its jurisdictions. Average attendance by directors at regular and special Board and committee meetings was approximately 100% and all directors attended 100% of the meetings of the Board and the Audit Committee on which they served during 2005. It should also be noted that directors discharge their responsibilities throughout the year not only at meetings, but through personal meetings and other communications, including considerable telephone contact with the Chairman and chief financial officer regarding matters of interest and concern to us.

Members of the Audit Committee: Charles R. Zeller (Chairperson) and Thomas J. Craft, Jr. serve as members of our Audit Committee. The Audit Committee was established in November 2002. The Audit Committee is composed of independent outside directors. Our Board of Directors determined it was in our best interests and in the best interests of our shareholders to have Mr. Zeller to become Chairperson of the Audit Committee because of his more than 35 years of experience in finance, real estate and investing, which the  Board of Directors deemed to be exceptional qualifications. See Nominees for Election of Directors. The entire Board of Directors performed the Audit Committee functions prior to the establishment of the Audit Committee in November 2002 and handled any related matters in its special and regular meetings prior to the organization of the Audit Committee. The Audit Committee oversees the appointment of independent auditors, external/internal audit plan, external/internal audit reports and management letter, interface between management and the independent accountants, systems of internal control, annual and quarterly financial statements, compliance with our conflict of interest policies, compliance with our insider trading policy, and review at least annually: (i) adequacy of records and system of internal accounting controls, important changes in accounting procedures, litigation that could affect results materially, and significant violations of policy. The Audit Committee also meets with our independent accountants and our officers to review the scope of the audit to be performed, approve the fee to be paid for the audit, and review the results of the audit of the financial statements to be included in our Annual Report on Form 10-KSB. The Audit Committee Charter was first filed with the Securities and Exchange Commission in connection with the Company's annual meeting of shareholders held on June 19, 2003.

Director Compensation

Of the Board's four members (incumbent nominees), Mr. Daniel Dror and Mr. Robert W. Derrick, Jr. are also executive officers of the Company and of the Company's oil and gas subsidiary, Delta Seaboard Well Service, Inc., respectively, and did not receive any cash compensation for serving on our Board. Each director who is not an employee of the Company is reimbursed for actual expenses incurred for attending Board meetings. Our Board of Directors from time to time may issue stock awards or grant stock options to members of the Board. Any stock option grants are at the market price of the shares of common stock on the dates of grant. There were no shares issued to directors during 2005.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Company encourages stock ownership by its directors, officers and employees to align their interests with the interests of shareholders. We believe this policy has played a significant role in the progress of the Company and will, ultimately, lead to beneficial future returns for our shareholders. We foster stock ownership through various measures, such as stock option grants and restricted stock awards, from time to time.

By Directors and Executive Officers
The following table sets forth information as of July 28, 2006 regarding the beneficial ownership of our common stock by all directors, nominees, and executive officers named in the Summary Compensation Table and all of the directors and executive officers as a group.

Beneficial Owner	Shares of Common Stock Beneficially Owned	Rights to Acquire Beneficial Ownership	Percent

Directors:
Daniel Dror, Chairman, CEO and President	63,000	-	1.43%
Charles R. Zeller, Director	0	-	0.00%
Robert W. Derrick, Jr., President of Delta and a Director	3,200	-	0.00%
Thomas J. Craft, Jr., Director	1,000	-	0.00%

Other Officers:
Gary D. Woerz, Chief Financial Officer	5,200	-	0.00%
All current directors and executive officers as a group (5)	72,400	-	1.64%

By shareholders holding 5% or More Except as set forth below, we know of no person who is the beneficial owner of more than 5% of our issued and outstanding Common Stock.
Name and Address of Beneficial Owners	Shares Beneficially Owned	Percent

International Diversified Corporation, Ltd.
P. O Box SS-19084,
Nassau, Bahamas (2)	1,385,118	31.36%
Daniel Dror II (3) (4)	260,101	5.89%

(1) Based upon 4,417,010 shares issued and outstanding at July 28, 2006.
(2) International Diversified Corporation, Ltd., a corporation owned by Elkana Faiwuszewicz, Daniel Dror's brother, owns 1,333,016 shares and Mr. Faiwuszewicz owns directly 52,102 shares. Mr. Dror is not an officer, director or shareholder of International Diversified Corporation, Ltd., and he disclaims any beneficial interest in the shares owned by Mr. Faiwuszewicz or International Diversified Corporation, Ltd.
(3) Includes 6,000 shares owned of record and beneficially by Daniel Dror II individually, 126,885 shares owned by the Daniel Dror II 1976 Trust and 127,216 shares owned by the Daniel Dror II Trust of 1998. Daniel Dror II is a beneficiary but is not the trustee of the Daniel Dror II 1976 Trust and does not control this Daniel Dror II 1976 Trust. Daniel Dror II is the adult son of Daniel Dror, the Company's CEO and Chairman, and has no affiliation with either of the Trusts and disclaims any beneficial ownership interest in any shares owned by the Trusts or by his adult son..
(4) The address of Daniel Dror II and of Daniel Dror II 1976 Trust and the Daniel Dror II Trust 1998 is 601 Cien Street, Suite 235, Kemah, TX 77565.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires the Company's executive officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms furnished to us and the written representations from certain of the reporting persons that no other reports were required, we believe that during the fiscal year ended December 31, 2005, not all executive officers, directors and greater than ten-percent beneficial owners have complied with the reporting requirements of Section 16(a).

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Executive Compensation
The following tables contain compensation data for the Chief Executive Officer and other named executive officers of the Company for the fiscal years ended December 31, 2005, 2004 and 2003:
Summary Compensation Table
					Long Term
		Annual Compensation			Compensation Awards

				Other	Restricted	Securities
				Annual	Stock	Underlying	All Other
		Salary	Bonus	Compensation	Award(s)	Options	Compensation
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)

Daniel Dror, CEO	2005	116,000	-	5,750	-	-	-
	2004	109,000	24,700	5,750	45,100	75,000	-
	2003	104,000	5,280	5,750	4,000	-	-
Marc H. Fields, President of NPI	2005	124,332	25,000	-	-	-	-
	2004	124,332	25,000	-	-	-	-
	2003	124,332	25,000	-	-	-	-
Robert W. Derrick, Jr., President of Delta	2005	150,000	-	-	-	-	-
	2004	115,000	250,000	-	-	-	-
Ron Burleigh, Vice President of Delta	2005	150,000	-	-	-	-	-
	2004	115,000	250,000	-	-	-	-
Carl Hammonds	2005	90,000	-	-	-	-	-

In October 2004, Mr. Dror entered into a five-year employment agreement with the Company, which provides for compensation of $10,000 per month, an annual bonuses and stock option grants to be determined by the board of directors from time to time. Mr. Dror was granted options to purchase 100,000 shares in 2004 at an exercise price of $6.55.

In September 1994, Mr. Fields entered into an employment agreement with NPI to serve as President and Chief Operating Officer of NPI on an at-will basis, which provided for an annual salary of $110,000, which was raised to $124,000 in 1998. The employment agreement provides for a bonus of 10% of the amount equal to NPI’s operating income, less rent and interest expense, which exceeds $500,000.

In September 2004 Messrs. Derrick and Burleigh, the executive officers of Delta, entered into ten-year employment agreements with Delta to serve as Delta's President and Vice President, respectively. The employment agreements provided for an annual base salary of $115,000 each, which was increased to $150,000 in 2005.

In April 2005 Mr. Carl Hammonds entered into an employment agreement with Hammonds Technical Services to serve as President of Hammonds.

Neither the Company nor its subsidiaries maintain life insurance on any of its directors, officers or employees. The directors serve without cash compensation, but may be granted stock as bonus compensation from time to time.

Option Grants in Last Fiscal Year

Aggregate Option Exercised In Fiscal Year 2005 and Year-End Option Values

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options		Value of Unexercised in-the-money Options($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Daniel Dror, CEO	50,000	$375,000(1)	-	-	-	-
(1) The value realized is based upon the difference between the closing price of $9.00 on September 30, 2005, the date of exercise, and the exercise price of $1.50 per share.

TRANSACTIONS WITH RELATED PERSONS

The Company issued 50,000 restricted shares to Elkana Faiwuszewicz, Mr. Dror's brother, as consideration for legal services and expenses valued at $238,000 based upon the closing bid price of the Company's shares in June 2005. Daniel Dror,  our CEO and Chairman, disclaims any beneficial interest in the shares owned by Mr. Faiwuszewicz or in the shares owned by Mr. Faiwuszewicz's company, International Diversified Corporation, Ltd.

The Company obtains approval from its entire Board of Directors prior to any acquisitions or  transactions. If any transactions are executed or contemplated with a related party or affiliate of the Company, such relationship is disclosed to the Board of Directors prior to any action or vote of the Board of Directors. Prior to entering into any financing arrangement with any affiliated parties, disclosure is made to the Board of Directors regarding the terms and conditions of such related party transactions.

PROPOSAL 1

ELECTION OF DIRECTORS

Each director holds office until the annual meeting of shareholders of the Corporation next succeeding his election or until his or her successor is duly elected and qualified. Our Board of Directors, by the vote of a majority of the entire Board, may fix the number of directors. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the vote of a majority of the directors then in office, although less than a quorum. When one or more directors resign from our Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations become effective, and each director so chosen shall hold office until the next election of directors and until their successors are elected and qualified.

Currently, our Board of Directors consists of 4 directors. Although it is anticipated that each nominee will be able to serve as a director, should any nominee become unavailable to serve, the proxies will be voted for such other person or persons as may be designated by our Board of Directors, unless the Board reduces the number of directors accordingly. As of the date of this proxy statement, the Board is not aware of any nominee who is unable or will decline to serve as a director.

The following describes the age, position with the Company, principal occupation and business experience during the past five years, and other directorships of each nominee, except incumbent nominees, which information is included under the section entitled "Information Regarding Directors and Officers" above.

Nominees for Election as Directors

Incumbent Nominees

DANIEL DROR, 66, has been Chairman of the Board, CEO and President since September 1997.

CHARLES R. ZELLER, 65, has been a director since December 2000 and was President of T.R.E Enterprises, Inc., formerly a wholly-owned subsidiary from 1999 to 2004 when T.R.E. was sold.

ROBERT W. DERRICK, JR., 45, has been a director since March 2002 and is President of Delta Seaboard Well Services, Inc., a majority-owned subsidiary.

THOMAS J. CRAFT, JR., 41, has been a director since November 2002.

Vote Required and Board of Directors Recommendation

Directors will be elected by an affirmative vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Abstentions or broker non-votes as to the election of directors will not affect election of the candidates receiving the plurality of votes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1,
THE ELECTION OF ALL FOUR (4) NOMINEES NAMED ABOVE.

PROPOSAL 2

APPROVAL OF JOHN A. BRADEN & COMPANY, P.C.. AS INDEPENDENT AUDITORS FOR 2006

Our Board of Directors has selected John A. Braden & Company, P.C. as the independent auditors for 2006. Arrangements have been made for a representative of John A. Braden & Company, P.C. to attend the Meeting. The representative will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate stockholder questions. The selection of John A. Braden & Company, P.C. as our independent auditors must be ratified by a majority of the votes cast at the Meeting. John A. Braden & Company, P.C.. is a member of the Securities and Exchange Division of the American Institute of Certified Public Accountants ("AICPA") duly authorized to perform audits of SEC registrants. The firm is current with its peer review system and has maintained an unqualified quality control status since the inception of the peer review system established by the AICPA.

Report of the Audit Committee

The Audit Committee of our Board of Directors issues the following report for inclusion in our Proxy Statement in connection with our Annual Meeting scheduled for September 27, 2006.

The Audit Committee was established in November 2002 and did not meet during 2002. The entire Board of Directors performed the Audit Committee functions prior to the establishment of the Audit Committee. The Audit Committee communicated prior to the filing of the Company's Annual Report on Form 10-KSB with the SEC for its year ended December 31, 2005.

The Audit Committee oversees the appointment of independent auditors, reviews the external/internal audit plan and external/internal audit reports, any management letter, interface between management and the independent auditors, reviews internal control systems, annual and quarterly financial statements, compliance with our conflict of interest policies, compliance with our insider trading policy, and reviews at least annually the following: adequacy of records and system of internal accounting controls, important changes in accounting procedures, and litigation that could affect results materially, and significant violations of policy. The Audit Committee also meets with our independent auditors and our executive officers to review the scope of the audit to be performed, approve the fee to be paid for the audit, and reviews results of the audit of our financial statements to be included in our Annual Report on Form 10-KSB.

The Audit Committee offers the following statement to shareholders:

1. The Audit Committee reviewed the audited financial statements for the year ending December 31, 2005, with our management and our former independent auditors, Thomas Leger & Co.

2. The Audit Committee discussed those matters required by Statement on Auditing Standards No. 61 ("Communications with Audit Committees") with our independent auditors.

3. The Audit Committee received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No.1 confirming the independence of the independent auditors.

4. After the discussions referenced in paragraphs 1 through 3 above, the Audit Committee recommended to our Board of Directors that the audited financial statements for the fiscal year ending December 31, 2005 be included in the Annual Report on Form 10-KSB for filing with the SEC.

5. The Audit Committee approved John A. Braden & Company, P.C.as independent auditor to review our quarterly filings during the 2006 calendar year and to conduct the audit of our financial statements for our fiscal year ending December 31, 2006.

AUDIT COMMITTEE, Mr. Charles R. Zeller Chairperson Mr. Thomas J. Craft, Jr.

Audit Fees

Fees billed by Thomas Leger & Co. for the Company's audit for the year ended December 31, 2005 and reviews of interim financial statements included in Forms 10-QSB during the 2005 year were $392,198.

Vote Required and Board of Directors Recommendation

The affirmative vote of a majority of the outstanding shares of common stock entitled to vote is required for the ratification and approve the selection of John A. Braden & Company, P.C.. as our independent auditor for 2006.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 2 TO RATIFY AND
APPROVE JOHN A. BRADEN & COMPANY, P.C.. AS THE COMPANY'S INDEPENDENT AUDITORS FOR 2006.

OTHER BUSINESS

Presented by Management

As of the date of this proxy statement, management knows of no other matters to be brought before the shareholders at the Annual Meeting. Should any other matters properly come before the meeting, action may be taken thereon pursuant to the proxies in the form enclosed, which confer discretionary authority on the persons named therein or their substitutes with respect to such matters.

Presented by shareholders

Pursuant to our Articles of Incorporation, as amended, only such business shall be conducted at an Meeting of shareholders as is properly brought before the meeting. For business to be properly brought before an Meeting by a shareholder, in addition to any other applicable requirements, timely notice of the matter must be first given to the Secretary of the Company. To be timely, written notice must be received by the Secretary no less than 30 days nor more than 60 days prior to the meeting. Any notice to the Secretary must include as to each matter the shareholder proposes to bring before the meeting: (a) a brief description of the proposal desired to be brought before the meeting and the reason for conducting such business at the Meeting; (b) the name and record address of the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal; (c) the class and number of shares of the Company which are beneficially owned by the shareholder on the date of such stockholder notice and by other shareholders known by such shareholder to be supporting such proposal on the date of such shareholder notice; and (d) any material interest of the shareholder in such business.

By Order of the Board of Directors /s/ Rebekah Laird-Ruthstrom Rebekah Laird-Ruthstrom Corporate Secretary
Kemah, TX July 28, 2006

American International Industries, Inc.
601 Cien Street, Suite 235
Kemah, Texas 77565-3077

Notice of Annual Meeting of Shareholders
and
Proxy Statement

Meeting Date
September 27, 2006

YOUR VOTE IS IMPORTANT!
Please sign and promptly return your proxy
in the enclosed envelope.

DETACH HERE

ADMISSION TICKET

RETAIN FOR ADMITTANCE

You are cordially invited to attend the
ANNUAL MEETING OF SHAREHOLDERS
OF AMERICAN INTERNATIONAL INDUSTRIES, INC.

September 27, 2006
10:00 a.m.
(Registration begins at 9:30 a.m.)

Corporate Offices at 601 Cien Street, Suite 235, Kemah, Texas 77565-3077

If you plan to attend, please check the box on the proxy card.

This card is your admission ticket to the meeting and must be presented at the meeting registration area.

DETACH HERE

PROXY

AMERICAN INTERNATIONAL INDUSTRIES, INC.

Confidential Proxy Solicited on Behalf of the Board of Directors of
the Company for the Annual Meeting to be held on September 27, 2006

The undersigned, revoking previous proxies, acknowledges receipt of the Notice and Proxy Statement dated July 28, 2006, in connection with the Annual Meeting of Shareholders of American International Industries, Inc. to be held at 10:00 a.m. on September 27, 2006, at the Company's corporate offices at 601 Cien Street, Suite 235, Kemah, Texas 77565-3077, and hereby appoints Rebekah Laird-Ruthstrom and Daniel Dror or either of them, proxy for the undersigned, with power of substitution, to represent and vote all shares of the undersigned upon all matters properly coming before the Annual Meeting or any adjournments thereof.

You may vote your shares in person or by mail. The proxies will vote on the proposals set forth in the Notice of Annual Meeting and Proxy Statement as specified on this card (SEE REVERSE SIDE) and are authorized to vote in their discretion as to any other business that may come properly before the meeting.

INSTRUCTIONS: This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" Proposals 1 and 2. Except with respect to votes for directors, a vote to "abstain" on any matter will have the effect of a vote against. The Board of Directors unanimously recommends that you vote "FOR" proposals 1 and 2.

SEE REVERSE SIDE	(Important - Please sign and date on other side.)	SEE REVERSE SIDE

1.	Election of 4 Directors.

Nominees: (1) Daniel Dror, (2) Charles R. Zeller, (3) Robert W. Derrick, Jr. and (4) Thomas J. Craft, Jr.

		FOR	AGAINST	ABSTAIN
	(1) Daniel Dror	/ /	/ /	/ /
		FOR	AGAINST	ABSTAIN
	(2) Charles R. Zeller	/ /	/ /	/ /
		FOR	AGAINST	ABSTAIN
	(3) Robert W. Derrick, Jr.	/ /	/ /	/ /
		FOR	AGAINST	ABSTAIN
	(4) Thomas J. Craft, Jr.	/ /	/ /	/ /

2.	Approval of John A. Braden & Company, P.C., as independent auditors for 2006	FOR	AGAINST	ABSTAIN
		/ /	/ /	/ /

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT / /
Each joint tenant should sign; executors, administrators, trustees, etc. should give full title and, where more than one is named, a majority should sign. Please read other side before signing.

Signature:	Date:	Signature:	Date:

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the date of the Meeting.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvote.com Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-800-690-**** Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. (to be determined)	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

YOUR VOTE IS IMPORTANT.